JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)
 The undersigned acknowledge and agree that the foregoing statement on Schedule 13G in respect of the Ordinary Shares of uniQure, N.V. is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
EXECUTED October 25, 2024.
BOXER CAPITAL, LLC

By:	/s/ Aaron I. Davis
	Name:	Aaron I. Davis
	Title:	Authorized Signatory

BOXER ASSET MANAGEMENT INC.

By:	/s/ Paul Higgs
	Name:	Paul Higgs
	Title:	Director

JOSEPH C. LEWIS

/s/ Joseph C. Lewis
Joseph C. Lewis, Individually
AARON I. DAVIS

/s/ Aaron I. Davis
Aaron I. Davis, Individually
BOXER CAPITAL MANAGEMENT, LLC

By:	/s/ Aaron I. Davis
	Name:	Aaron I. Davis
	Title:	Managing Member